                                                                    EXHIBIT 10.5




                  FIRST AMENDMENT, dated as of May 8, 2001 (this "First Amendment"), to the CREDIT AGREEMENT, dated as of August 5, 1998, as amended and restated as of June 29, 2000 (the "Credit Agreement"), among RENT-A-CENTER, INC. (the "Borrower"), the Lenders parties to the Credit Agreement, the Documentation Agent and Syndication Agent named therein and THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement shall be used in this First Amendment with their defined meanings unless otherwise defined herein.


                                   WITNESSETH:

                  WHEREAS, the Borrower wishes to amend the Credit Agreement in the manner set forth herein; and

                  WHEREAS, each of the parties hereto is willing to enter into this First Amendment on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


         SECTION I. AMENDMENTS TO CREDIT AGREEMENT.

                  1. Section 1.1--Cash Equivalents. The definition of "Cash Equivalents" contained in Section 1.1 of the Credit Agreement is hereby amended by (i) changing the references to A-1 and P-1 in clause (c) to A-2 and P-2, respectively, (ii) re-designating clause (g) as clause (h), (iii) changing the reference to clause (f) in such re-designated clause (h) to a reference to clause (g) and (iv) inserting a new clause (g) which shall read in its entirety as follows:

         "(g) short term investments (not exceeding 30 days) in loans made to obligors having an investment grade rating from each of S&P and Moody's"

                  2. Section 1.1--"Consolidated Fixed Charges". The definition of "Consolidated Fixed Charges" contained in Section 1.1 of the Credit Agreement is hereby amended by adding to the end thereof the following new clause (d):

         "and (d) cash dividend payments made during such period in respect of the Preferred Stock"

                  3. Section 1.1--"Permitted Acquisition". The definition of "Permitted Acquisition" contained in Section 1.1 of the Credit Agreement is hereby amended by changing the amount "$70,000,000" contained in clause (g) to the amount "$150,000,000".

                  4. Section 2.11(a). Section 2.11(a) of the Credit Agreement is hereby amended by changing the percentage "50%" to the percentage "25%".

                  5. Section 6.11(a). Section 6.11(a) of the Credit Agreement is hereby amended by inserting, after the amount "$20,000,000", the parenthetical "(other than any such acquisition that, together with any related acquisition, involves less than fifteen stores)".

                  6. Section 7.6(c). Section 7.6(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(c) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may declare and pay dividends on the Preferred Stock on and after August 5, 2003"

                  7. Section 7.6(d). Section 7.6(d) of the Credit Agreement is hereby amended by changing the amount "$25,000,000" to the amount "$50,000,000".

                  8. Section 7.7(a). Section 7.7(a) of the Credit Agreement is hereby amended by changing the amount "$40,000,000" to the amount "$50,000,000".

                  9. Section 7.9(a). Section 7.9(a) of the Credit Agreement is hereby amended by (i) deleting the words "expend up to $15,000,000 to" and (ii) changing the amount "$25,000,000" to the amount "$50,000,000".

                  10. Section 7.9(c). Section 7.9(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock if the effect thereof is to bring forward the scheduled redemption date or increase the amount of any scheduled redemption payment or increase the rate or bring forward any date for payment of dividends thereon"

                  11. Section 8(k). Section 8(k) of the Credit Agreement is hereby amended by replacing the words contained in clauses (iii) and (iv) with the reference "[INTENTIONALLY OMITTED]".

         SECTION II. MISCELLANEOUS.

                  1. No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

                  2. Effectiveness. This First Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of (a) counterparts hereof duly executed by the Borrower, (b) executed consent letters authorizing the Administrative Agent to enter into this First Amendment from the Required Lenders (provided that in the event that executed consent letters are not received from the Required Prepayment Lenders, paragraph 4 of Section I shall not become effective) and (c) for the account of each Lender that has submitted an executed consent letter to the Administrative Agent (or its counsel) by 5:00 p.m., New York City time, on May 8, 2001, an amendment fee equal to 0.10% of each such Lender's Revolving Commitment and/or Term Loans.

A Fee will not be paid to any of the Lenders unless the requested amendments are approved by the Required Lenders.

                  3. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  4. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.


                                       RENT-A-CENTER, INC.


                                       By:    /s/ ROBERT D. DAVIS
                                          ------------------------------------
                                          Name:   Robert D. Davis
                                          Title:  Senior Vice Presdient-Finance,
                                                    Chief Financial Officer and
                                                    Treasurer


                                       THE CHASE MANHATTAN BANK,
                                          as Administrative Agent

                                       By: /s/ ALAN K. KING
                                          ------------------------------------
                                          Name:  Alan K. King
                                          Title: Vice President